The Crypto Company to Acquire Majority Interest in Coin Tracking e.K., Premier Portfolio Monitoring and Tax System for All Digital Currencies

One of the First M&A Transactions in Cryptocurrency Industry

LOS ANGELES, CA November 27, 2017 – The Crypto Company (OTC: CRCW), one of the first publicly traded technology companies in the digital currencies and blockchain sector, today announced that it has entered into a definitive agreement to acquire, through a wholly-owned subsidiary, a majority interest in Coin Tracking e.K., a Germany based company that is a global leader in cryptocurrency data aggregation and token related price quotation and portfolio tracking services.

CoinTracking.info was established by Coin Tracking e.K. in April 2013 as one of the first online-based crypto portfolios. It was created to keep track of all of a user’s coins, assets and tokens in one place. The system contains current and historical prices for more than 5,000 digital currencies and tokens. Users can import all of their transactions from more than 50 exchanges and wallets into the CoinTracking Portfolio system. Currently, there are over 82,000 active users with recent growth accelerating to 15,000 new users each month.

“The Crypto Company is forging a path to industry leadership as demonstrated by our plan to close one of the first acquisitions in the industry, CoinTracking.info, the premier portfolio monitoring and tax system for all digital currencies,” said Mike Poutre, Chairman and Chief Executive Officer of The Crypto Company. “CoinTracking provides a solution for the very difficult process of managing crypto transactions on different exchanges by importing and tracking them all in one place, with the added ability to then create reports for many situations. With in-depth information on more than 5,000 currencies, CoinTracking can provide prices for virtually every digital coin on earth.”

“The planned acquisition also highlights The Crypto Company’s value proposition as a proxy and medium for diversified exposure to the growing asset class of cryptocurrencies and blockchain technologies. As we continue to develop our consulting, trading and technology development operations, we also intend to continue to pursue partnerships with world-class teams, such as at CoinTracking, as we work to build a best-in-class organization,” continued Mr. Poutre.

Dario Kachel, Founder and Chief Executive Officer of CoinTracking, commented, “A shared corporate and industry vision persuaded us to join forces with the focused management team of The Crypto Company. Working together, we believe that we can provide leadership as the cryptocurrency and blockchain technology industry continues its rapid growth and development.”

CoinTracking can provide a number of important reports at the touch of a button, including realized and unrealized gains, current and historical balances, balances by exchange, fee reports and many more. CoinTracking also provides unique tax reports that meet international standards for almost every country in the world including reports on capital gains, closing positions, income, donations and lost and stolen reports. These tax reports can then be exported into widely used tax software or forms.

“This anticipated acquisition, along with our other endeavors, have us on track to be profitable in fiscal 2018”, added Poutre. “Our management team is focused on delivering shareholder value as we position ourselves as the ‘go to’ choice for investors wanting to take advantage of the emerging digital currency asset class.”

About The Crypto Company

The Crypto Company (OTC: CRCW), one of the first publicly traded technology companies in the digital currencies and blockchain sector, offers a portfolio of digital assets, technologies, and consulting services to the blockchain and cryptocurrency markets. Shareholders in The Crypto Company gain diversified exposure to this exponentially growing asset class. To learn more please visit www.thecryptocompany.com.

Forward-Looking Statements

Certain information set forth herein contains “forward-looking information”, including “future oriented financial information” and “financial outlook”, under applicable securities laws (collectively referred to herein as forward-looking statements). Except for statements of historical fact, information contained herein constitutes forward-looking statements and includes, but is not limited to, the (i) projected financial performance of the Company; (ii) completion of, and the use of proceeds from, the sale of shares being offered hereunder; (iii) the expected development of the Company’s business, projects and joint ventures; (iv) execution of the Company’s vision and growth strategy, including with respect to future M&A activity and global growth; (v) sources and availability of third-party financing for the Company’s projects; (vi) completion of the Company’s projects that are currently underway, in development or otherwise under consideration; (vii) renewal of the Company’s current agreements; and (viii) future liquidity, working capital, and capital requirements. Forward-looking statements are provided to allow potential investors the opportunity to understand management’s beliefs and opinions in respect of the future so that they may use such beliefs and opinions as one factor in evaluating an investment.

These statements are not guarantees of future performance and undue reliance should not be placed on them. Such forward-looking statements necessarily involve known and unknown risks and uncertainties, which may cause actual performance and financial results in future periods to differ materially from any projections of future performance or result expressed or implied by such forward-looking statements.

Although forward-looking statements contained herein are based upon what management of the Company believes are reasonable assumptions, there can be no assurance that forward-looking statements will prove to be accurate, as actual results and future events could differ materially from those anticipated in such statements. The Company undertakes no obligation to update forward-looking statements if circumstances or management’s estimates or opinions should change except as required by applicable securities laws. The reader is cautioned not to place undue reliance on forward-looking statements.

Contacts

Investors:

Jeff Ramson / Stephanie Prince

PCG Advisory Group

646.731.9821

cryptocoir@pcgadvisory.com